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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 33-82612, 333-05811, 333-44983, 333-44979, 333-101725, 333-101729, 333-110141, 333-134043, 333-157638, 333-161232 and 333-177148 on Form S-8 and Registration Nos. 333-84742, 333-74590, 333-110477, 333-112452, 333-124107, 333-141720, 333-155346 and 333-165743 on Form S-3 of our reports dated February 29, 2012, relating to the consolidated financial statements and consolidated financial statement schedule of Scientific Games Corporation, and the effectiveness of Scientific Games Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Scientific Games Corporation for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
February 29, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM